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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     December 23, 1996 (December 20, 1996)
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               Date of Report (Date of earliest event reported)

                         ACCESS ANYTIME BANCORP, INC.
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            (Exact name of registrant as specified in its charter)

           Delaware                        0-28894               85-0444597
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(State or other jurisdiction of           Commission          (I.R.S. Employer
 incorporation or organization           File Number         Identification No.

                                801 Pile Street
                           Clovis, New Mexico 88101
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                    (Address of principal executive offices)

                                (505) 762-4417
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

        On December 20, 1996, at its regularly scheduled Board meeting, the Board of Directors of Access Anytime Bancorp, Inc. authorized the Company to issue non-transferable Subscription Rights for up to 732,198 shares of Common Stock at a subscription price of $5.25 per share for shareholders of record as of December 20, 1996. For each share of Common Stock owned on the record date, stockholders will receive one Subscription Right. The Subscription Warrants evidencing the Subscription Rights will expire on January 31, 1997 unless extended to a date no later than February 14, 1997 by the Board. The Company has set a minimum total subscription of $1.5 million in order to complete the offering.

        A Registration Statement for the new shares has been filed with the Securities and Exchange Commission, and the Company intends to list the new shares on the NASDAQ Small Cap Market. The Company intends to commence the offering as soon as practicable following effectiveness of its Registration Statement.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by undersigned hereunto duly authorized.

                                            ACCESS ANYTIME BANCORP, INC.

Date: December 23, 1996                     By: /s/ Ken Huey, Jr.
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                                                Ken Huey, Jr., President, Chief
                                                Financial Officer and Director